                                  EXHIBIT 4.4

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into by
                                               ---------
SUNSTAR HEALTHCARE, INC., a Delaware corporation (the "Company"), and the person
                                                       -------
whose name appears on the signature page attached thereto (individually a "Holder" and, together with the holders of other shares of Common Stock of the
 ------
Company issued pursuant to the Company's confidential offering memorandum, hereinafter described as the "Holders").
                              -------

                               R E C I T A L S:
                               ---------------

     WHEREAS, pursuant to a Confidential Offering Memorandum dated June 5, 1998 (the "Memorandum"), the Company has offered for sale Four Hundred Seventy-Four
      ----------
Thousand Three Hundred Thirty (474,330) shares of its Common Stock, $.001 par value per share (the "Common Stock"), at a price of $3.75 per share; and
                      ------------

     WHEREAS, pursuant to the terms of the Memorandum and in order to induce each of the Holders to enter into a certain subscription agreement between the Company and each Holder (each a "Subscription Agreement" and together the
                                 ----------------------
"Subscription Agreements") to purchase Common Stock, the Company has agreed to
 -----------------------
enter into this Agreement and grant to the Holders the registration rights granted herein; and

     WHEREAS, it is intended by the Company that this Agreement shall become effective immediately upon the acquisition by the Holders of the Common Stock.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Subscription Agreements, the Company hereby agrees for the benefit of the Holders as follows:

     1.   Certain Definitions.  As used in this Agreement, the following
          -------------------
capitalized terms shall have the following meanings:

          "Commission" shall mean the Securities and Exchange Commission.
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          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

          "Registration Expenses" shall mean all expenses incurred by the
           ---------------------
Company in complying with the provisions of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of Company counsel for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance, but excluding any Selling Expenses and expenses of counsel for the Holders of the Registrable Stock.

          "Registrable Stock" shall mean the shares of Company's Common Stock,
           -----------------
issued
pursuant to the terms and conditions of the Subscription Agreement and the Memorandum which could not be, in the opinion of counsel to the Company, publicly sold as of the date in question pursuant to Rule 144 under the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Selling Expenses" shall mean all transfer taxes, underwriting
           ----------------
discounts, selling commissions and underwriter expense reimbursement allowances applicable to the sale of Registrable Stock, as well as all fees and expenses of counsel for any Holders.

     2.   Mandatory Registration.
          ----------------------

          (a) The Company shall prepare and file with the Commission, and, on or prior to the ninetieth (90) day after the closing date, use its reasonable best efforts to cause to go effective a registration statement on Form S-3 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration) covering the resale of the Registrable Stock. The number of shares of Common Stock initially included in such registration statement shall be no less than all of the shares of Registrable Stock issued pursuant to the Memorandum at the final closing of the Offering.

          (b) In connection with any registration pursuant to Section 2(a), the Holders holding a majority of the Registerable Stock shall have, at their sole expense, the right to select one legal counsel. The Company shall reasonably cooperate with any such counsel.

          (c) The Company shall have the option to include other securities in the registration statement filed pursuant to Section 2(a).

     3.   Certain Damages.  The Company shall use its reasonable best efforts to
          ---------------
obtain effectiveness of the registration statement within 90 days following the final closing date of the Offering. If the registration statement covering the Registrable Stock required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective by the Commission within 90 days following the final closing date of the Offering (other than by reason of any act or failure to act in a timely manner by the Holders or Holders' counsel, or if extended due to any review or revisions contemplated under Section 6(b), then the Company will make payments to the Holders in such amounts and at such times as shall be determined pursuant to this Section 3 as partial relief for the damages to the Holders by reason of any such delay in or reduction of their ability to sell the Registrable Stock (which remedy shall not be exclusive of any other remedies available at law or in equity).  The Company shall pay cash equal to
1% of the aggregate subscription price for the first month, and 2% of the aggregate subscription price per month thereafter (the "Penalty(ies)") to each
                                                        ------------
Holder in the event that such registration statement has not been declared effective by the Commission within 90 days of the last closing. These time periods, the Penalties, and other obligations under the registration rights agreement may be extended or suspended under terms and conditions mutually agreed to by the Company and each

Holder. However, in no event shall such Penalties total greater than the aggregate subscription amount. There shall be excluded from such period any delays which are solely attributable to changes required by the Holder, or its counsel, in the registration statement, or the form of the registration statement, including, without limitation, changes in the plan of distribution, or to the failure of the Holder to conduct a review of the registration statement pursuant to Section 6(b) below in a reasonably prompt manner, or such period as may be caused by reason of activity or inactivity on the part of the Commission or other regulatory body, including, but not limited to any period during which the Company must complete its annual audit. Such amounts shall be paid in readily available funds. Payments in readily available funds pursuant hereto shall be made within ten days after the end of each period that gives rise to such obligation. Upon agreement of both the Holder and the Company, any liquidated damages due under the provisions of this subparagraph may be paid in shares of Common Stock, with registration rights identical to the Registrable Stock.

     4.   Expiration of Registration Rights.  The obligations of the Company to
          ---------------------------------
register shares of the Registrable Stock under Sections 2 of this Agreement, shall terminate upon the earlier of the date on which all of the Registerable Stock has been sold or upon the date on which, in the opinion of counsel to the Holders, the Registerable Stock may be publicly sold pursuant to Rule 144(k) under the Securities Act, unless such obligations terminate earlier in accordance with the terms of this Agreement.

     5.   Cooperation with Company.  Holders will cooperate with the Company in
          ------------------------
all reasonable respects in connection with this Agreement, including, without limitation, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Stock. Failure of any Holder to promptly and adequately respond to the Company's reasonable requests or to cooperate with the Company shall be deemed an extension of the 90 day registration period set forth in Section 2(a) hereinabove, equal to the duration of such non-cooperative or non-responsive period.

     6.   Registration Procedures.  If and whenever the Company is required by
          -----------------------
any of the provisions of this Agreement to use its reasonable best efforts to effect the registration of any shares of Registrable Stock under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement and shall use its reasonable best efforts to cause such registration statement to become effective and remain effective for the period of distribution contemplated thereby (determined as hereinafter provided). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.;

          (b) furnish to the Holder copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits, if any), and the Holder shall have the opportunity to object, within three business days, to any information pertaining solely to such Holder that is contained therein and the Company will make the corrections reasonably requested by such Holder with respect to such information prior to filing any such registration statement or amendment. Any period of review and revisions resulting from such review shall be added to the time in which the registration statement is to be filed and no penalty shall be assessed as a result of such period;

          (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of distribution and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (d) furnish to each seller of Registrable Stock and/or its legal counsel such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Stock covered by such registration statement;

          (e) use its reasonable best efforts to register and qualify the Registrable Stock covered by such registration statement under such other securities laws or "blue sky" laws of such jurisdictions as the sellers of the Registrable Stock reasonably shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller of Registrable Stock to consummate the public sale or other disposition in such jurisdiction of the Registrable Stock owned by such seller, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process: or shall not be obligated to file a registration statement at any time if a special audit of the Company would be required by the rules and regulations of the Commission: or to take any other actions or submit itself or its directors or officers or any resolutions, obligations or burdens having a material adverse economic effect on it or them;

          (f) use its reasonable best efforts to list the Registrable Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Stock not later than the effective date of the Registration Statement; and

          (g) promptly notify each seller of Registrable Stock at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

          (h) cooperate with each Holder who holds Registrable Stock being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Stock to be sold pursuant to the registration statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or such Holder may reasonably request and registered in such names as the managing underwriters or underwriters, if any, as the Holder may request.

     In connection with registration hereunder, the sellers of Registrable Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

     In the event the registration pertains to an underwritten offering, the Company and each seller agree to enter into a written agreement with the managing underwriter containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     For purposes of Section (6) hereof, the period of distribution of Registrable Stock shall be deemed to extend until the earlier of the sale of all Registrable Stock covered thereby or the date on which, in the opinion of counsel to the Holder, the Registerable Stock may be publicly sold pursuant to Rule 144(k) under the Securities Act.

     7.   Expenses.  The Company will pay all Registration Expenses in
          --------
connection with each registration of Registrable Stock pursuant to the provisions of this Agreement. All Selling Expenses in connection with each such registration statement shall be borne by the Holders in proportion to the number of shares sold by each, or by such Holders other than the Company (except to the extent the Company shall be a seller) as they may agree.

     8.   Indemnification and Contribution.
          --------------------------------

          (a) Company Indemnity.  In the event of a registration of any of
              -----------------
Holder's Registrable Stock under the Securities Act pursuant to the provisions of this Agreement, the Company shall indemnify and hold harmless, to the extent permitted by law, each seller of such Registrable Stock thereunder, and each other person, if any, who controls such seller within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Stock was registered under the Securities Act pursuant to the provisions of this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus; or (ii) such Holder's failure to deliver a copy of the final prospectus as then amended or supplemented after the Company has furnished such Holder with a sufficient number of copies of the same, but only if delivery of same is required by law and the same would have cured the defect giving rise to any such loss, claim, damage, liability or expense.

          (b) Holder Indemnity.  In the event of a registration of any of the
              ----------------
Registrable Stock under the Securities Act pursuant to the provisions of this Agreement, each seller of such Registrable Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement under which such Registrable Stock was registered under the Securities Act pursuant to the provisions of this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damages, liability or action; provided that such seller will be liable hereunder in an amount not to exceed the net proceeds received by such seller in the sale of its Registrable Stock pursuant to such registration statement and, in any such case, if and only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus.

          (c) Notice: Right to Defend.  Promptly after receipt by an indemnified
              -----------------------
party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party, in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any such liability other than under this Section 9 and shall only relieve it from any liability which it may have to such indemnified party if such indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party under this Section 9 to such effect, the indemnifying party shall not be liable for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (d) Contribution.  In order to provide for just and equitable
              ------------
contribution to joint liability under the Securities Act in any case in which either (i) any Holder of Registrable Stock exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 9, then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement (in an amount in any case not to exceed the net proceeds received by such seller in the sale of its Registrable Stock pursuant to such registration statement), and the Company is responsible for the remaining portion; provided that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          10.  Rule 144 Reporting.  With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to each Holder of Registrable Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Registrable Stock without registration.

     11.  Successors and Assigns.  The rights of the Holders granted under this
          ----------------------
Agreement, including the rights to cause the Company to register the Registrable Stock, may not be assigned without the prior written consent of the Company, which consent shall not be unreasonably withheld. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the Company and each of the Holders.

     12.  Entire Agreement.  This Agreement and the Subscription Agreement of
          ----------------
even date herewith express the entire understanding of the Company and each of the Holders of Registrable Stock and contemporaneous agreements and undertakings of the Company and each of the Holders of Registrable Stock with respect to the subject matter of this Agreement.

     13.  Notices.  All notices, requests, consents and other communications
          -------
hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, or telexed with confirmation of receipt, or delivered by hand or by a nationally recognized overnight delivery service, addressed as follows:

          (e)  If to the Company, at:    SUNSTAR HEALTHCARE, INC.
                                              300 International Parkway
                                              Suite 230
                                              Heathrow, Florida 32746
                                              Attention:   David A. Jesse

                                         Telecopier: (407)304-1088

or at such other address or addresses as shall have been furnished in writing to the Holders, or

          (f) If to any Holder, to the address of such Holder as it appears in the stock ledger of the Company.

          (g) Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three days after so mailed, when telexed shall be deemed to be given when transmitted, or when delivered by hand or overnight shall be deemed to be given when delivered.

     14.  Amendment and Waiver.  This Agreement may be amended, and the
          --------------------
observance of any term of this Agreement may be waived, but only with the written consent of the Company and persons holding not less than 51% of all outstanding Registrable Stock.

     15.  Governing Law.  This Agreement shall be construed in accordance with
          -------------
and governed by the internal, substantive laws of the State of New York, without giving effect to the conflicts of law principles thereof.

     16.  Invalidity of Provisions.  If any provisions of this Agreement shall
          ------------------------
be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     17.  Headings.  The headings in this Agreement are for purposes of
          --------
reference only and shall not be deemed to alter or affect the meaning or interpretation of any of the provisions of this Agreement.

     18.  Time of the Essence.  Time shall be of the essence in this Agreement.
          -------------------

     19.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the ____ day of ____________________, 1998.

                                        SUNSTAR HEALTHCARE, INC.,
                                        a Delaware corporation

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                           HOLDER



                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------